Exhibit 99.1

QUESTCOR PHARMACEUTICALS REPORTS STRONG FINISH TO 2011

Paid Acthar Prescriptions for MS Up Approximately 165% Year-Over-Year Compared to Fourth Quarter 2010

Paid Acthar Prescriptions for Nephrotic Syndrome Up Approximately 145% Sequentially Compared to Third Quarter 2011

Further Expansion of Selling Effort in Both Nephrotic Syndrome and MS and Possible Initiation of a Pilot Selling Effort in Rheumatology Planned for 2012

ANAHEIM, CA – January 6, 2012 – In preparation for meetings starting Monday January 9 with investors and an investor presentation scheduled for 10:00 a.m. Thursday, January 13 at the J. P. Morgan Healthcare Conference, Questcor Pharmaceuticals, Inc. (NASDAQ: QCOR) today announced the following preliminary operating metrics for the fourth quarter 2011:

-Approximately 935-950 paid H.P. Acthar® Gel (Acthar) prescriptions for the treatment of multiple sclerosis exacerbations (MS) during the quarter, up approximately 165% from the year ago quarter ended December 31, 2010

-Approximately 140-150 paid Acthar prescriptions for the treatment of nephrotic syndrome during the quarter, up approximately 145% sequentially from the third quarter of 2011

-Approximately 120-125 paid Acthar prescriptions for the treatment of infantile spasms (IS) during the quarter, representing a new high for any quarter since Questcor formed its reimbursement support center and began tracking Acthar prescriptions in August 2007

-3,360 shipped vials of Acthar, up 100% from the quarter ended December 31, 2010.

“Paid prescriptions for all three of our principal therapeutic areas—multiple sclerosis, nephrotic syndrome and infantile spasms—reached new levels in the fourth quarter. These record levels of prescriptions, in combination with vial demand from prior quarter nephrotic syndrome prescriptions, led to record vial shipments and should lead to solid financial results for the quarter,” said Don M. Bailey, President and CEO of Questcor Pharmaceuticals.

“During the past year, our increased investment in the expansion of our selling effort resulted in both increased awareness of the therapeutic benefits of Acthar within the medical community and strong returns for Questcor’s shareholders,” noted Steve Cartt, Executive Vice President and Chief Business Officer. “We currently intend to approximately double the number of nephrology representatives by the spring of 2012 and modestly expand the number of neurology representatives during the summer. We are also exploring the possibility of initiating a small pilot selling effort in rheumatology in the fall.”

“Our Phase IV clinical trial studying the use of Acthar in treatment-resistant membranous nephropathy is underway, with the first patients having recently been enrolled,” commented Dr. David Young, Chief Scientific Officer. “In addition, the FDA, through the review of our IND, has recently agreed with our Phase IIa study design to evaluate the use of Acthar in diabetic nephropathy. Questcor’s R&D group is also exploring potential new studies to generate scientific data related to the use of Acthar in treating additional autoimmune conditions, with particular focus on those that are already on the FDA approved Acthar label such as systemic lupus erythematosus. Overall, we are becoming increasingly intrigued with the possible range of therapeutic applications and commercial potential for Acthar as an immunomodulating drug.”

Operating expenses for the fourth quarter are estimated to be in the range of 20-30% higher than the third quarter of 2011, reflecting the Company’s increased investment in sales and marketing and R&D activities for Acthar.

As of January 4, 2012, Questcor’s cash, cash equivalents and short-term investments totaled $209 million. The Company did not repurchase any shares during the fourth quarter. As of December 31, 2011, Questcor had 63.6 million shares of common stock outstanding, with 4.3 million shares remaining under its common stock repurchase program.

The operating metrics and financial information in this release are preliminary and subject to change. Questcor currently expects to release audited results for the fourth quarter and full year on February 22, 2012.

Additional Notes

1.	The Company’s quarterly vial shipments continue to be subject to significant variation due to the size and timing of individual orders received from Questcor’s distributor, and the timing of when these orders are received and filled can significantly affect net sales and net income in any particular quarter. For this reason, as well as other factors causing quarter-to-quarter variability in Questcor’s operating results, the Company believes that investors should consider the Company’s results over several quarters when analyzing the Company’s performance.

2.	Because Acthar prescriptions are filled at specialty pharmacies, the Company does not receive complete information regarding either the number of prescriptions or the number of vials by therapeutic area for all of the patients being treated with Acthar. However, Questcor is able to monitor trends in payer mix and areas of therapeutic use for new, paid Acthar prescriptions based on data it receives from its reimbursement support center. Questcor estimates that over 90% of new, paid Acthar prescriptions are processed by this support center, but believes that very few refill prescriptions are processed there.

3.	Effective December 27, 2011, the Company increased the price of Acthar by a nominal amount.

About Questcor

Questcor Pharmaceuticals, Inc. is a biopharmaceutical company whose primary product helps patients with serious, difficult-to-treat medical conditions. Questcor’s primary product is H.P. Acthar® Gel (repository corticotropin injection), an injectable drug that is approved by the FDA for the treatment of 19 indications. Of these 19 indications, Questcor currently generates substantially all of its net sales from three indications: the treatment of acute exacerbations of multiple sclerosis in adults, the treatment of nephrotic syndrome, and the treatment of infantile spasms in children under two years of age. With respect to nephrotic syndrome, the FDA has approved Acthar to “induce a diuresis or a remission of proteinuria in the nephrotic syndrome without uremia of the idiopathic type or that due to lupus erythematosus.” Questcor is also exploring the use of Acthar to treat systemic lupus erythematosus, or SLE, for which Acthar is approved as both a maintenance therapy and to treat exacerbations. Questcor is also exploring the possibility of developing markets for other on-label indications and the possibility of pursuing FDA approval of additional indications not currently on the Acthar label where there is high unmet medical need. For more information about Questcor, please visit www.questcor.com.

Note: Except for the historical information contained herein, this press release contains forward-looking statements that are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described. All such statements have been made pursuant to the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “if,” “should,” “forecasts,” “intends,” “exploring,” “expects,” “plans,” “appears,” “grows,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “trends” or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the following:

•	Our reliance on Acthar for substantially all of our nets sales and profits;

•	Reductions in vials used per prescription resulting from changes in treatment regimens by physicians or patient compliance with physician recommendations;

•	The complex nature of our manufacturing process and the potential for supply disruptions or other business disruptions;

•	The lack of patent protection for Acthar; and the possible FDA approval and market introduction of competitive products;

•	Our ability to generate revenue from sales of Acthar to treat on-label indications associated with nephrotic syndrome, and our ability to develop other therapeutic uses for Acthar including SLE;

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Research and development risks, including risks associated with Questcor’s work in the area of nephrotic syndrome and potential work in the area of SLE, and our reliance on third-parties to conduct research and development and the ability of research and development to generate successful results;

•	Regulatory changes or other policy actions by governmental authorities and other third parties in connection with U.S. health care reform or efforts to reduce federal and state government deficits;

•	Our ability to receive high reimbursement levels from third party payers;

•	An increase in the proportion of our Acthar unit sales comprised of Medicaid-eligible patients and government entities;

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Our ability to estimate reserves required for Acthar used by government entities and Medicaid-eligible patients and the impact that unforeseen invoicing of historical Medicaid prescriptions may have upon our results;

•	Our ability to operate within an industry that is highly regulated at both the Federal and state level;

•	Our ability to effectively manage our growth, including the expansion of our NS selling effort, and our reliance on key personnel;

•	The impact to Questcor’s business caused by economic conditions;

•	Our ability to protect our proprietary rights;

•	Our ability to maintain effective controls over financial reporting;

•	The risk of product liability lawsuits;

•	Unforeseen business interruptions;

•	Volatility in Questcor’s monthly and quarterly Acthar shipments and end-user demand, as well as volatility in our stock price; and

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Other risks discussed in Questcor’s annual report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission, or SEC, on February 23, 2011, our quarterly report on Form 10-Q for the quarter ended September 30, 2011, as filed with the SEC on October 27, 2011, and other documents filed with the Securities and Exchange Commission.

You should consider the risk factors and other information contained in these documents in evaluating Questcor’s prospects and future financial performance.

Questcor undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For more information, please visit www.questcor.com or www.acthar.com.

CONTACT INFORMATION:

Questcor Pharmaceuticals, Inc.	EVC Group

Don Bailey	Investors	Media

510-400-0776	Gregory Gin/Doug Sherk	Janine McCargo

dbailey@Questcor.com	415-896-6820	646-688-0425

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